UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2018

RELIANT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214274	47-2200506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12343 Hymeadow Drive, Suite 3-A Austin, Texas 78750
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (512) 407-2623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 3, 2018, (a) Julie Hale, Don Maler, Marsha Hash, Joel Hefner, and River North Equity, LLC, each shareholders of Reliant Holdings, Inc. (the “Company”, “we” and “us”) (collectively, the “Original Lock-Up Shareholders”) entered into a Second Amendment to Lock-Up Agreement with the Company, dated December 3, 2018, and effective November 7, 2017 (the “Amended Lock-Up Agreement”), which amended that certain Lock-Up Agreement entered into between the Original Lock-Up Shareholders and the Company, on November 7, 2017, as amended by the First Amendment to Lock-Up Agreement dated December 5, 2017 and effective November 7, 2017 (collectively, as amended, the “Original Lock-Up Agreement”); and (b) Robert Taylor and Alex Van De Walle, each shareholders of the Company (collectively, the “New Lock-Up Shareholders” and collectively with the Original Lock-Up Shareholders, the “Shareholders”) entered into a Lock-Up Agreement with the Company (the “New Lock-Up Agreement” and together with the Original Lock-Up Agreement, as amended, the “Lock-Ups”), whereby each Shareholder agreed that he, she or it will not, directly or indirectly Transfer of any of the shares that he, she or it owns (the “Shares”) until December 31, 2019, except that each Shareholder may Transfer not more than 25,000 of the Shares (as adjusted for any stock split, recapitalization or combination) in any ninety (90) day period, subject to certain exceptions described in the Lock-Up, which transfers are non-cumulative and don’t carry over from one period to the next.

“Transfer” means the offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, whether any such transaction is to be settled by delivery of Shares or other securities, in cash or otherwise.

The Shareholders collectively hold 3,050,000 of the Company’s 14,585,000 outstanding shares of common stock and 3,050,000 of the aggregate 3,585,000 shares of common stock which the Company registered for resale on its prior Form S-1 resale Registration Statement which has been declared effective by the Securities and Exchange Commission.

The description of the Amended Lock-Up Agreement and New Lock-Up Agreement above is not complete and is qualified in its entirety by the full text of the Amended Lock-Up Agreement and New Lock-Up Agreement, filed herewith as Exhibits 10.3 and 10.4, respectively, and incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Lock-Up Agreement dated November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 8, 2017, and incorporated herein by reference)(File No. 333-214274)
10.2*	First Amendment to Lock-Up Agreement dated December 5, 2017 and effective November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein
10.3*	Second Amendment to Lock-Up Agreement dated December 3, 2018 and effective November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein
10.4*	Lock-Up Agreement dated December 3, 2018, between Reliant Holdings, Inc. and the shareholders name therein

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

RELIANT HOLDINGS, INC.

Date: December 14, 2018	By:	/s/ Elijah May
Elijah May
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lock-Up Agreement dated November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 8, 2017, and incorporated herein by reference)(File No. 333-214274)
10.2*	First Amendment to Lock-Up Agreement dated December 5, 2017 and effective November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein
10.3*	Second Amendment to Lock-Up Agreement dated December 3, 2018 and effective November 7, 2017, between Reliant Holdings, Inc. and the shareholders name therein
10.4*	Lock-Up Agreement dated December 3, 2018, between Reliant Holdings, Inc. and the shareholders name therein

* Filed herewith.